                                                                   Exhibit 4.04

                   AMENDMENT NO. 2 dated as of June 5, 1995, to STOCK AND
              WARRANT SUBSCRIPTION AGREEMENT dated as of October 9, 1992, among BCP/ESSEX HOLDINGS, INC. (as successor by merger to B E Acquisition Corporation) ("Holdings") and each of the parties named on the signature pages hereof (the "Investors").

         Holdings and the Investors are parties to the Stock and Warrant Subscription Agreement dated as of October 9, 1992, as amended by Amendment No. 1 dated as of April 1, 1993 ("Amendment No. 1") (as so amended, the "Subscription Agreement"). Pursuant to Amendment No. 1 certain employees and affiliates of Donaldson Lufkin & Jenrette Securities Corporation ("DLJSC") (together with permitted transferees of such employees specified in clauses
(1) through (5) of Section 6.02 of the Shareholders Agreement, the "Employees") were granted certain rights under the Subscription Agreement, subject to the terms of several Custody Agreements. Pursuant to an Assignment and Agreement to Be Bound dated as of December 16, 1994 among DLJSC, DLJ First ESC L.L.C. ("DLJFE") and Holdings, these shares of Series A Preferred Stock and Warrants were transferred to DLJFE. Holdings and the Investors wish to amend a provision of the Subscription Agreement upon the terms and subject to the conditions set forth herein.

         In consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1. DEFINITIONS. Capitalized terms used but not defined herein have the meanings assigned to them in the Subscription Agreement.

         Section 2.  AMENDMENT TO THE SUBSCRIPTION AGREEMENT.  (a)  Section
6.1 of the Subscription Agreement is hereby amended by deleting the text thereof in its entirety.

         (b) Section 6.2 of the Subscription Agreement is hereby amended by deleting the text thereof in its entirety.

         Section 3. COUNTERPARTS. This Amendment No. 2 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered

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                                                                               2

shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 4. HEADINGS, ETC. The headings of the various Sections of this Amendment No. 2 are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         Section 5. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

         Section 6. SEVERABILITY. Any provision of this Amendment No. 2 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction

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                                                                               3

shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed on the date first written above.

                                           BCP/ESSEX HOLDINGS, INC.

                                             by
                                                   /s/ David A. Owen
                                                 -------------------------------
                                                 Name:     David A. Owen
                                                 Title:    Vice President,
                                                           Treasurer and Chief
                                                           Financial Officer
                                                           (Principal Financial
                                                           Officer)

                                           Investors:

                                           GS CAPITAL PARTNERS, L.P.,

                                             by   GS ADVISORS, L.P.,
                                                  its general partner,

                                             by   GS ADVISORS, INC.,
                                                  its general partner,

                                             by
                                                   /s/ Richard A. Friedman
                                                 -------------------------------
                                                  Name:     Richard A. Friedman
                                                  Title:    President

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                                                                               4

                                           STONE STREET FUND 1992, L.P.,

                                             by   STONE STREET PERFORMANCE
                                                  CORP., its general partner


                                             by
                                                   /s/ C.H. Skodinski
                                                 -------------------------------
                                                  Name:     C.H. Skodinski
                                                  Title:    Vice President


                                           BRIDGE STREET FUND 1992 L.P.,

                                             by   STONE STREET PERFORMANCE
                                                  CORP., its general partner

                                             by
                                                   /s/ C.H. Skodinski
                                                 -------------------------------
                                                  Name:     C.H. Skodinski
                                                  Title:    Vice President


                                           DLJ MERCHANT BANKING FUNDING, INC.


                                             by
                                                   /s/ Thomas E. Siegler
                                                 -------------------------------
                                                  Name:     Thomas E. Siegler
                                                  Title:    Secretary


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                                                                               5

                                           DLJ INTERNATIONAL PARTNERS, C.V.


                                             by   DLJ MERCHANT BANKING, INC.,
                                                  its advisory general partner


                                             by
                                                   /s/ Thomas E. Siegler
                                                 -------------------------------
                                                  Name:     Thomas E. Siegler
                                                  Title:    Secretary and
                                                            Treasurer


                                           DLJ MERCHANT BANKING PARTNERS, L.P.


                                             by   DLJ MERCHANT BANKING, INC.,
                                                  its managing general partner

                                             by
                                                   /s/ Thomas E. Siegler
                                                 -------------------------------
                                                  Name:     Thomas E. Siegler
                                                  Title:    Secretary and
                                                            Treasurer


                                           DLJ FIRST ESC L.L.C.,


                                             by   DLJ LBO Plans Management
                                                  Corporation,


                                             by
                                                   /s/ Thomas E. Siegler
                                                 -------------------------------
                                                  Name:     Thomas E. Siegler
                                                  Title:    Vice President and
                                                            Secretary

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                                                                               6

                                           CHEMICAL EQUITY ASSOCIATES, A
                                           CALIFORNIA LIMITED PARTNERSHIP

                                             by   CHEMICAL VENTURE PARTNERS,
                                                  its general partner

                                             by
                                                   /s/
                                                 -------------------------------
                                                  Name:
                                                  Title: